EXHIBIT 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com

Contact: Ron Kessinger
         Senior Executive Vice President, Chief Operating Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com

                       TRIAD GUARANTY INC. REPORTS SECOND
                       QUARTER NET INCOME OF $13.2 MILLION

WINSTON-SALEM, N.C., July 28, 2005 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported net income for the quarter ended June 30, 2005 of $13.2 million compared to $14.4 million for the same quarter a year ago, a decrease of 8 percent. Diluted earnings per share were $0.89 for the quarter ended June 30, 2005 compared to $0.98 in the second quarter of 2004. There were no significant realized investment gains or losses in the second quarter of 2005 or 2004.

Net income for the first six months of 2005 was $29.0 million compared with $28.4 million for the same period in 2004. For the first six months of 2005, diluted earnings per share were $1.96 compared to $1.93 for the same period of last year. Realized investment gains had no meaningful impact on diluted earnings per share for the six months ended June 30, 2005 compared to a contribution of $0.02 per share during the first six months of 2004.

Darryl W. Thompson, President and Chief Executive Officer, said, "We are disappointed with the decline in our second quarter earnings. This decline is attributable, in part, to an unexpected increase in incurred losses resulting from an abnormal increase in large claims paid and changes in claim processing procedures by one of our larger servicers. It is also attributable to reserve strengthening, primarily to reflect higher severity trends. This dampened what otherwise would have been a strong quarter for Triad.

We were pleased, however, with the 20 percent increase in both earned premiums and revenue in the second quarter of 2005 when compared to the same quarter a year ago. We have been able to grow our insurance in force and earned premiums with only a 4 percent increase in expenses, resulting in a drop in our expense ratio compared to the second quarter of 2004."

Insurance in force reached $39.5 billion at June 30, 2005, an increase of 14 percent over a year ago. Total insurance written for the second quarter was $4.7 billion, up from $4.4 billion in the second quarter of 2004. Insurance written on flow business in the second quarter totaled $2.9 billion, about the same level as the second quarter of 2004. Insurance written attributable to structured bulk transactions totaled $1.8 billion in the second quarter of 2005, up from $1.5 billion for the same period of 2004. Refinance business represented

34 percent of new originations on flow business in the second quarter of 2005 compared to 32 percent in the same quarter a year ago.

Earned premiums for the second quarter of 2005 amounted to $41.1 million, an increase of 20 percent over the same period a year ago. The increase in earned premiums resulted from growth of insurance in force, reflecting continued solid production and an increase in persistency. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 69.3 percent at June 30, 2005 compared to 59.9 percent at June 30, 2004.

Incurred losses amounted to $17.3 million in the second quarter of 2005, up from $7.7 million in the second quarter of 2004. An increase in severity resulted in higher paid losses in both the flow and bulk business. This increase resulted from a disproportionately high number of large claims paid during the quarter. The Company also experienced a change in claims processing procedures by one of its larger servicers. The new procedures accelerated their number of claims perfected during the quarter and reduced the time for the Company to mitigate losses. Procedures have been implemented which should begin to offset these changes in the third quarter. Reserves were also strengthened, primarily to reflect higher severity trends. The loss ratio was 42.0 percent for the second quarter of 2005 compared to 22.5 percent for the second quarter of 2004. The Company's ratio of delinquent loans to total policies in force was 1.91 percent at June 30, 2005 compared to 1.87 percent at June 30, 2004. The Company's expense ratio was 26.4 percent for the second quarter of 2005 compared to 29.7 percent in the second quarter of 2004.

Mr. Thompson stated, "Through the remainder of 2005, we expect continued growth in earned premiums through further growth of insurance in force. We also expect further improvement in our expense ratio during 2005. We believe that the level of paid losses in the second half of the year will be similar to that experienced in the first half. We are cautious about the current housing market and potential overheating in certain market segments. We will continue to monitor and evaluate trends affecting frequency, severity and the results of our overall loss mitigation efforts."

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -
(Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                                   Three Months Ended          Six Months Ended
                                                                        June 30,                   June 30,
                                                                    2005        2004           2005         2004
                                                                    ----        ----           ----         ----
                                                                  (Dollars in thousands except per share amounts)
Premiums written:
       Direct                                                     $ 50,559   $ 43,029        $ 98,886    $ 83,346
       Ceded                                                        (9,948)    (8,752)        (19,564)    (16,723)
                                                                  --------   --------        --------    --------
               Net premiums written                               $ 40,611   $ 34,277        $ 79,322    $ 66,623
                                                                  ========   ========        ========    ========
     Earned premiums                                              $ 41,121   $ 34,183        $ 79,898    $ 67,995
     Net investment income                                           5,743      4,598          11,158       9,184
     Net realized investment gains (losses)                             39        (19)             46         558
     Other income                                                        2          2              11           5
                                                                  --------   --------        --------    --------
       Total revenues                                               46,905     38,764          91,113      77,742

     Net losses and loss adjustment expenses                        17,288      7,701          27,918      16,584
     Interest expense on debt                                          693        693           1,386       1,386
     Amortization of deferred policy acquisition costs               3,695      3,450           7,352       6,635
     Other operating expenses - net                                  7,017      6,729          14,234      13,069
                                                                  --------   --------        --------    --------
     Income before income taxes                                     18,212     20,191          40,223      40,068

     Income taxes                                                    5,013      5,816          11,264      11,649
                                                                  --------   --------        --------    --------
     Net income                                                   $ 13,199   $ 14,375        $ 28,959    $ 28,419
                                                                  ========   ========        ========    ========

     Basic earnings per share                                     $   0.90   $   0.99        $   1.98    $   1.96
     Diluted earnings per share                                   $   0.89   $   0.98        $   1.96    $   1.93

Weighted average common and common
  stock equivalents outstanding (in thousands)
       Basic                                                        14,668     14,502          14,618      14,481
       Diluted                                                      14,813     14,718          14,795      14,695

NON-GAAP INFORMATION:
     Diluted realized investment gains per share,
        net of taxes                                              $      -   $      -        $      -    $   0.02

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                            (Unaudited)                    (Unaudited)
                                                              June 30,     December 31,      June 30,
                                                                2005          2004             2004
                                                               ----           ----             ----

                                                         (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market      $  499,871    $  454,121      $  409,053
        Equity securities, available for sale, at market          9,698        10,272          11,865
     Short-term investments                                      14,323        16,095          11,323
                                                             ----------    ----------      ----------
                                                                523,892       480,488         432,241

     Cash                                                         3,528         6,865           5,951
     Deferred policy acquisition costs                           33,082        32,453          31,553
     Prepaid federal income tax                                 128,682       119,132         107,208
     Other assets                                                34,325        33,097          31,161
                                                             ----------    ----------      ----------
          Total assets                                       $  723,509      $672,035      $  608,114
                                                             ==========    ==========      ==========

Liabilities:
     Losses and loss adjustment expenses                     $   38,576    $   34,042      $   30,766
     Unearned premiums                                           15,327        15,942          14,231
     Deferred income tax                                        149,533       137,925         121,083
     Long-term debt                                              34,497        34,493          34,490
     Other liabilities                                           10,220        12,290          13,289
                                                             ----------    ----------      ----------
         Total liabilities                                      248,153       234,692         213,859

Stockholders' equity:
     Retained earnings                                          359,588       330,628         300,631
     Accumulated other comprehensive income                      16,458        13,218           3,851
     Other equity accounts                                       99,310        93,497          89,773
                                                             ----------    ----------      ----------
        Total stockholders' equity                              475,356       437,343         394,255
                                                             ----------    ----------      ----------
Total liabilities and stockholders' equity                   $  723,509    $  672,035      $  608,114
                                                             ==========    ==========      ==========

Stockholders' equity per share:
     Including unrealized investment gains                   $    32.08    $    29.89      $    27.10
     Excluding unrealized investment gains                   $    30.97    $    28.99      $    26.84

Common shares outstanding                                    14,818,546    14,631,678      14,545,669

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                        Jun 30,    Mar 31,    Dec 31,    Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,    Jun 30,
                                         2005       2005       2004       2004      2004      2004      2003      2003       2003
                                         ----       ----       ----       ----      ----      ----      ----      ----       ----
                                                            (Dollars in millions unless otherwise indicated)
Direct insurance in force               $39,507    $38,218    $36,827    $35,821   $34,757   $33,886   $31,748   $29,291   $26,914
    - Flow business                     $28,904    $28,314    $28,191    $27,936   $27,385   $27,224   $26,901   $25,918   $24,680
    - Bulk business                     $10,603    $ 9,904    $ 8,636    $ 7,885   $ 7,372   $ 6,662   $ 4,847   $ 3,373   $ 2,234

Alt-A insurance in force                $12,599    $11,632    $10,136    $ 9,092   $ 8,202   $ 7,345   $ 5,436   $ 3,986   $ 2,871
    - Flow business                     $ 2,233    $ 2,004    $ 1,836    $ 1,600   $ 1,315   $ 1,238   $ 1,203   $ 1,117   $   978
    - Bulk business                     $10,366    $ 9,628    $ 8,300    $ 7,492   $ 6,887   $ 6,107   $ 4,233   $ 2,869   $ 1,893

Direct risk in force (gross)            $ 7,740    $ 7,705    $ 7,627    $ 7,506   $ 7,309   $ 7,207   $ 7,024   $ 6,610   $ 6,245
Net risk in force                       $ 7,129    $ 7,099    $ 7,049    $ 6,956   $ 6,797   $ 6,734   $ 6,590   $ 6,210   $ 5,893

Risk-to-capital ratio                    13.1:1     13.7:1     14.0:1     14.4:1    14.6:1    15.2:1    15.3:1    15.1:1    15.0:1

Number of insured loans                 278,837    272,839    266,574    260,591   254,510   249,683   236,234   221,053   205,046
    - Flow business                     214,964    212,754    212,596    211,300   208,384   207,314   205,033   198,366   189,161
    - Bulk business                      63,873     60,085     53,978     49,291    46,126    42,369    31,201    22,687    15,885

Annual persistency                        69.3%      67.8%      67.6%      66.8%     59.9%     54.6%     50.7%     49.0%     54.6%
Quarterly persistency run rate            64.0%      68.8%      61.9%      63.0%     56.9%     68.5%     46.3%     19.3%     33.6%

Average loan size ($ thousands)
    - Flow business                     $ 134.5    $ 133.1    $ 132.6    $ 132.2   $ 131.4   $ 131.3   $ 131.2   $ 130.7   $ 130.5
    - Bulk business                     $ 166.0    $ 164.8    $ 160.0    $ 160.0   $ 159.8   $ 157.2   $ 155.4   $ 148.7   $ 140.7

Average severity ($ thousands)
    - Flow business                     $  29.1    $  25.4    $  24.1    $  21.2   $  25.6   $  27.4   $  28.2   $  25.0   $  22.5
    - Bulk business                     $  29.6    $  27.4    $  27.0    $  17.6   $  22.5   $  30.2   $  26.9   $  20.0   $  12.3
Net paid claims and LAE ($ thousands)   $13,537    $ 9,848    $ 8,551    $ 7,453   $ 6,879   $ 6,124   $ 5,466   $ 4,933   $ 4,046
    - Flow business                     $11,129    $ 8,454    $ 6,339    $ 6,368   $ 6,024   $ 5,355   $ 4,632   $ 4,070   $ 3,800
    - Bulk business                     $ 2,408    $ 1,394    $ 2,212    $ 1,085   $   855   $   769   $   834   $   863   $   246

Note: Effective second quarter 2005, risk in force for bulk loans was calculated net of deductibles.

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At June 30, 2005, the Company had approximately $1.706 billion of structured transactions with effective dates within the second quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                        Jun 30,    Mar 31,    Dec 31,    Sep 30,   Jun 30,   Mar 31,    Dec 31,   Sep 30,   Jun 30,
                                         2005       2005       2004       2004      2004      2004       2003      2003      2003
                                         ----       ----       ----       ----      ----      ----       ----      ----      ----
                                                            (Dollars in millions unless otherwise indicated)
Total delinquent loans                    5,325      5,463      5,445      5,008     4,765     4,722     4,242     3,700     3,351
    - Flow business                       3,593      3,694      3,739      3,469     3,319     3,343     3,053     2,675     2,510
    - Bulk business                       1,732      1,769      1,706      1,539     1,446     1,379     1,189     1,025       841
         With deductibles                   612        538        410        197       121        66        17         -         -
         Without deductibles              1,120      1,231      1,296      1,342     1,325     1,313     1,172     1,025       841
Total delinquency rate                    1.91%      2.00%      2.04%      1.92%     1.87%     1.89%     1.80%     1.67%     1.63%
    - Flow business                       1.67%      1.74%      1.76%      1.64%     1.59%     1.61%     1.49%     1.35%     1.33%
    - Bulk business                       2.71%      2.94%      3.16%      3.12%     3.13%     3.25%     3.81%     4.52%     5.29%

Risk Inforce by credit score - Flow
    Under 575                              0.8%       0.7%       0.7%       0.7%      0.8%      0.8%      0.8%      0.8%      0.8%
     575 - 619                             4.8%       4.8%       4.7%       4.7%      4.7%      4.6%      4.6%      4.5%      4.6%
     620 and above                        94.4%      94.5%      94.6%      94.6%     94.5%     94.6%     94.6%     94.7%     94.6%
Risk Inforce by credit score - Bulk
    Under 575                              0.9%       1.1%       1.4%       1.8%      2.3%      2.8%      4.1%      4.4%      3.8%
     575 - 619                             2.8%       3.2%       3.9%       4.5%      5.2%      6.5%      8.5%     10.3%     12.5%
     620 and above                        96.3%      95.7%      94.7%      93.7%     92.5%     90.7%     87.4%     85.3%     83.7%

Insurance in force subject to captive
   reinsurance arrangements               41.8%      42.0%      43.3%      43.7%     43.3%     43.0%     43.6%     43.9%     43.4%

Loss ratio - GAAP                         42.0%      27.4%      27.0%      25.8%     22.5%     26.3%     21.6%     20.0%     19.0%
Expense ratio - GAAP                      26.4%      28.1%      27.8%      28.6%     29.7%     29.4%     34.0%     32.7%     29.3%
Combined ratio - GAAP                     68.4%      55.5%      54.8%      54.4%     52.2%     55.7%     55.6%     52.7%     48.3%

Total insurance written                 $ 4,739    $ 4,294    $ 4,082    $ 4,013   $ 4,414   $ 4,663   $ 5,224   $ 6,652   $ 4,853
     - Flow                             $ 2,941    $ 2,161    $ 2,456    $ 2,665   $ 2,950   $ 2,380   $ 3,255   $ 5,028   $ 4,667
     - Bulk                             $ 1,798    $ 2,133    $ 1,626    $ 1,348   $ 1,464   $ 2,282   $ 1,969   $ 1,624   $   186

NIW subject to captive reinsurance
   arrangements
    - Flow business                       54.6%      47.5%      52.8%      51.3%     58.7%     60.3%     50.3%     44.1%     43.3%

New risk written (gross)                $   769    $   602    $   688    $   751   $   805   $   693   $   991   $ 1,305   $ 1,094

Product mix as a % of flow
  insurance written:
     95% LTV's                            42.4%      43.1%      46.5%      50.0%     47.2%     45.0%     45.0%     42.3%     39.5%
     ARMs                                 43.7%      38.1%      36.7%      37.0%     33.2%     26.9%     26.1%     18.3%     14.5%
     Monthly premium                      94.3%      93.1%      93.5%      93.3%     90.7%     91.1%     83.1%     75.8%     71.4%
     Annual premium                        5.4%       5.7%       6.1%       6.2%      9.0%      8.5%     16.4%     23.7%     28.2%
     Refinances                           33.6%      35.0%      30.1%      22.0%     32.3%     35.4%     38.5%     52.3%     55.1%